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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 23, 2003

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation	000-30761 (Commission File No.)	23-3017909 (IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA (Address of principal executive office)		19428 (Zip code)

Registrant's telephone number, including area code: (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On January 23, 2003, UbiquiTel Inc.'s (the "Registrant") wholly-owned subsidiary UbiquiTel Operating Company announced, among other things, that UbiquiTel Operating Company intends to offer, in a private placement, up to $56,250,000 aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 for up to $225,000,000 principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:
Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL OPERATING COMPANY TO PRIVATELY OFFER NEW NOTES
FOR EXISTING 14% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2010

CONSHOHOCKEN, Pa.—January 23, 2003—UbiquiTel Operating Company (the "company"), a wholly-owned subsidiary of UbiquiTel Inc. (Nasdaq-SCM: UPCS), today announced that it intends to offer, in a private placement, up to $56,250,000 aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 (the "New Notes") for up to $225,000,000 principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 (the "Existing Notes").

The company is offering to issue $250 in principal amount of New Notes for each $1,000 principal amount of Existing Notes validly tendered and accepted up to a maximum of $225,000,000 principal amount of Existing Notes. In addition, the company is offering to pay $50 in cash for each $1,000 principal amount of Existing Notes validly tendered prior to 5:00 p.m., EST, on Wednesday, February 5, 2003, and accepted by the company. If more than $225,000,000 in aggregate principal amount of Existing Notes are validly tendered prior to the expiration date, the company will accept tenders from holders on a pro rata basis.

The New Notes to be issued in the offer will be senior unsecured obligations of the company, will be guaranteed on a senior unsecured basis by UbiquiTel Inc. and all of the company's existing and future restricted subsidiaries and will rank senior to the Existing Notes (and guarantees thereof) that remain outstanding after the consummation of the offer.

The exchange offer will expire at 5:00 p.m., EST, on Friday, February 21, 2003, unless extended.

The offer is subject to the receipt of requisite consents of the lenders under the company's senior secured credit facility, completion of a new financing on terms acceptable to the company to fund the cash portion of the offer and certain other general conditions.

The offer is only being made inside the United States to investors who are qualified institutional buyers or accredited investors, and outside the United States to non-U.S. persons. The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission under which the New Notes may be exchanged for registered notes having substantially identical terms.

The company has reached an agreement in principle with its lenders under its senior secured credit facility for their consent to the offer. The lenders are conditioning their consent on the company being able to finance the entire cash portion of the offer through a new financing as described below.

In conjunction with the consent, the lenders also have sought modifications through an amendment to the senior secured credit facility, which the company expects to include a $15 million partial prepayment against the outstanding $245 million principal balance of term loans, a $5 million permanent reduction in the unused $55 million revolving line of credit and the company entering into a letter of intent to sell certain non-core tower assets. The company expects to use the anticipated combined proceeds of approximately $20 million from the tower assets sale and a previously reported income tax refund expected to be monetized in 2003 to offset the anticipated amount to be prepaid on the company's outstanding terms loans. However, there is no assurance that the company will either complete the assets sale or receive the tax refund. The conditions under the pending senior secured credit facility amendment to prepay a portion of outstanding term loans and reduce the unused revolving line of credit will be contingent upon the consummation of the offer.

The company also has reached an agreement in principle with certain accredited investors (some of whom are directors of the company's parent UbiquiTel Inc.) for a new financing to raise the $11.25 million cash portion of the offer in a private placement, which it anticipates will involve the issuance of approximately $15 million aggregate principal amount of the company's 14% senior discount notes due 2008 which will rank pari passu in right of payment to the New Notes being offered in the offer, and which will have customary covenants and terms. The company expects that warrants to purchase 11.25 million shares of UbiquiTel Inc.'s common stock will be issued to the investors in conjunction with the new financing. The closing of the private placement of notes and warrants will be contingent upon the consummation of the offer and the concurrence of The Nasdaq Stock Market, Inc. with respect to UbiquiTel Inc.'s interpretation of certain shareholder approval requirements in connection with warrants to be issued to participating directors. The notes and warrants will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in the company's forward-looking statements, including the following factors: the company's ability to finalize and enter into the consent and amendment to its senior secured credit facility on satisfactory terms and conditions and to satisfy the required conditions thereunder; the company's ability to finalize and consummate the new financing to fund the cash portion of the offer on terms acceptable to it, if at all, and to satisfy the required conditions thereunder; the company's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in the company's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; changes in Sprint's fee structure with the company; the company's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future losses; adequacy of bad debt and other reserves; the company's debt level; rates of penetration in the wireless industry; the company's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel Inc.'s and UbiquiTel Operating Company's forward-looking statements are included in their filings with the Securities and Exchange Commission, specifically in the "Business-Risk Factors" section of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001, joint Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2002 and June 30, 2002 and joint Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, and in subsequent filings by the company and/or UbiquiTel Inc. with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: January 23, 2003	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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  Item 5. Other Events
SIGNATURES